EXHIBIT 10.4
                                TERM LOAN B NOTE

$3,500,000                                                        March 20, 2002

     FOR VALUE RECEIVED and intending to be legally bound, the undersigned, BLONDER TONGUE LABORATORIES, Inc., a Delaware corporation (the "Borrower"), promises to pay, in lawful money of the United States of America, to the order of COMMERCE BANK, N.A. ("Lender"), at 1701 Route 70 East, Cherry Hill, New Jersey 08034, the original principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000) under the Term Loan B established pursuant to the provisions of that certain Loan and Security Agreement, of even date herewith, by and between Borrower and Lender (as it may be supplemented, restated, superseded, amended or replaced from time to time, the "Loan Agreement"). All capitalized terms used herein without further definition shall have the respective meanings ascribed thereto in the Loan Agreement.

     The principal balance of the Term Loan B shall be paid in accordance with the terms of the Loan Agreement. Borrower further agrees to pay interest on the outstanding principal balance hereunder from time to time at the per annum rates set forth in the Loan Agreement. Interest shall be calculated on the basis of a year of 360 days but charged for the actual number of days elapsed, and shall be due and payable as set forth in the Loan Agreement.

     This Term Loan B Note is that certain Term Loan B Note referred to in the Loan Agreement.

     If an Event of Default occurs and is continuing under the Loan Agreement, the unpaid principal balance of this Term Loan B Note along with all accrued and unpaid interest and unpaid Expenses shall become, or may be declared, immediately due and payable as provided in the Loan Agreement. The obligations evidenced by this Term Loan B Note are secured by the Collateral.

     This Term Loan B Note may be prepaid only in accordance with the terms and conditions of the Loan Agreement.

     Borrower hereby waives protest, demand, notice of nonpayment and all other notices in connection with the delivery, acceptance, performance or enforcement of this Term Loan B Note.

     This Term Loan B Note shall be governed by and construed in accordance with the substantive laws of the jurisdiction set forth in Section 9.1 of the Loan Agreement. The provisions of this Term Loan B Note are to be deemed severable and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions of this Term Loan B Note which shall continue in full force and effect. No modification hereof shall be binding or enforceable against Lender unless approved in writing by Lender.

     BORROWER (AND LENDER BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS

INVOLVING OR RELATED TO ANY PROPOSED RENEWAL EXTENSION, AMENDMENT, MODIFICATION,
RESTRUCTURE,   FORBEARANCE,   WORKOUT,   OR  ENFORCEMENT  OF  THE   TRANSACTIONS
CONTEMPLATED BY THE LOAN DOCUMENTS.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed these presents the day and year first above written.



                                        BLONDER TONGUE LABORATORIES, INC.



                                        By: /s/ James A. Luksch
                                            ------------------------------------
                                            James A. Luksch, President and CEO




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